Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573


                              Prospectus Supplement
                              Dated March 17, 2000

        The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                              Principal Amount
                                                                of Registered
                 Selling Securityholders                            Notes
-----------------------------------------------------------   ----------------
Conseco Annuity Assurance Company--Multi-Bucket Annuity
     Convertible Bond Fund ................................       $2,000,000
     Total of Above........................................       $2,000,000
                                                                  ==========